As filed with the Securities and Exchange Commission on May 13, 2004
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                                     47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               1025 Eldorado Blvd.
                           Broomfield, Colorado 80021
          (Address, including zip code, of principal executive offices)

                          TELVERSE COMMUNICATIONS, INC.
                           RESTRICTED STOCK UNIT PLAN
                              (Full title of plan)

                             Thomas C. Stortz, Esq.
                               1025 Eldorado Blvd.
                           Broomfield, Colorado 80021
                                 (720) 888-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

--------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of securities to be       Amount to be          Proposed maximum       Proposed maximum           Amount of
registered                     registered (1)        offering price per     aggregate offering      registration fee
                                                         share (2)               price (2)
--------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$0.01 per share                  359,176                $2.93                   $1,050,590              $134.00
(the "Common Stock")

(1) Represents 359,176 shares of Common Stock of Level 3 Communications, Inc. (the "Common Stock") issuable pursuant to the Telverse Communications, Inc. Restricted Stock Unit Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on May 11, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act, in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission by the Registrant, are incorporated by reference into the Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 2003, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004;

(c) The Registrant's amended Quarterly Reports on Form 10-Q/A-1 for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, all filed on March 5, 2004, pursuant to the Exchange Act; and

(d) The description of the Registrant's Common Stock incorporated by reference into the Company's Registration Statement on Form 8-A, as amended, filed pursuant to the Exchange Act, on March 31, 1998.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered under the Plan is being passed upon by Neil J. Eckstein, Senior Vice President of the Registrant.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Registrant's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by applicable law. The Delaware General Corporation Law empowers the Registrant to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities. The Registrant maintains such insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable.

Item 8.  EXHIBITS

Exhibit No.          Description of Exhibit

5    Opinion  of  Neil  J.   Eckstein,   Senior  Vice   President   of  Level  3
     Communications, Inc.

23.1 Consent of KPMG LLP

23.2 Information Regarding Arthur Andersen LLP

23.3 Consent  of  Neil  J.   Eckstein,   Senior  Vice   President   of  Level  3
     Communications, Inc. (included in Exhibit 5).

24   Power of Attorney (reference is made to the signature page).

Item 9.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on May 13, 2004

                                            LEVEL 3 COMMUNICATIONS, INC.

                                            By:      /s/ James Q. Crowe
                                                  James Q. Crowe
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitute and appoint Thomas C. Stortz and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                Title                                  Date

/s/ Walter Scott Jr.                Chairman  of the Board             May 13, 2004
Walter Scott, Jr.

/s/ James Q. Crowe                  Chief Executive Officer and        May 13, 2004
James Q. Crowe                      Director

/s/ Charles C. Miller, III          Vice Chairman and                  May 13, 2004
Charles C. Miller, III              Executive Vice President

/s/ Sunit S. Patel                  Group Vice President               May 13, 2004
Sunit S. Patel                      and Chief Financial Officer
                                    (Principal Financial Officer)


/s/ Eric J. Mortensen               Sr. Vice President and Controller  May 13, 2004
Eric J. Mortensen                   (Principal Accounting Officer)

/s/ Mogens C. Bay                   Director                           May 13, 2004
Mogens C. Bay

/s/ Richard R. Jaros                Director                           May 13, 2004
Richard R. Jaros

/s/ Robert E. Julian                Director                           May 13, 2004
Robert E. Julian

/s/ David C. McCourt                Director                           May 13, 2004
David C. McCourt

/s/ Arun Netravali                  Director                           May 13, 2004
Arun Netravali

/s/ John T. Reed                    Director                           May 13, 2004
John T. Reed

/s/ Colin V.K. Williams             Director                           May 13, 2004
Colin V.K. Williams

/s/ Michael Yanney                  Director                           May 13, 2004
Michael Yanney